EXECUTION COPY

                         INDEMNIFICATION AND ESCROW AGREEMENT dated as of
                    November 22, 1999 (this "Agreement"), among LYCOS, INC., a Delaware corporation ("Parent"), STATE STREET BANK AND TRUST COMPANY, as Escrow Agent (the "Escrow Agent"), the stockholders of the Company (as defined below) listed on the signature pages hereto (the "Stockholders") and JERRY COLONNA, as representative of the Stockholders.

          WHEREAS Parent, Barbados Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Gamesville.com, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of Company Class A Common Stock (such term and each other term used but not defined herein shall have the meaning assigned to it in the Merger Agreement), Company Class B Common Stock and Company Series A Preferred Stock set forth opposite such Stockholder's name on Schedule A hereto;

          WHEREAS, share certificates representing 10% of the shares (the "Escrow Shares" or the "Escrow Fund") of Parent Common Stock to be issued in the Merger in accordance with the terms of the Merger Agreement, shall be deposited in escrow pursuant to Section 2.01(d) of the Merger Agreement by Parent on behalf of the Stockholders, with the same effect as if Parent had delivered such shares to the Stockholders and the Stockholders had delivered such Shares to the Escrow Agent, to be held and disposed of by the Escrow Agent as provided herein;

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholders enter into this Agreement.

          NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the


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Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:


                                    ARTICLE I
                                 Indemnification

          SECTION 1.01. Survival of Covenants, Agreements, Representations and Warranties. For purposes of this Agreement (and notwithstanding anything to the contrary provided under applicable law or in the Merger Agreement), the representations, warranties, covenants and agreements (x) of the Company contained in the Merger Agreement or in the Company Disclosure Schedule or any certificate delivered pursuant thereto or in connection therewith and (y) of the Stockholders contained in this Agreement, in each case shall be deemed to survive the Closing and to remain in full force and effect for the period set forth in Section 1.04 and no longer, regardless of any investigation made by or on behalf of any party hereto; provided that any and all rights of indemnification and any and all other remedies relating thereto shall be subject to Section 1.04 and all other limitations contained in this Agreement.

          SECTION 1.02. Indemnification by the Stockholders. (a) "Losses" of any person shall mean any and all losses, damages, liabilities, Taxes, costs and expenses incurred by such person, including interest, penalties, reasonable attorneys' fees and expenses, fines, judgments, awards and financial responsibility for investigation and cleanup costs. "Losses" of Parent or its Affiliates (other than the Company) shall also include any Losses incurred by the Company or its subsidiaries (provided that the existence of any breach or inaccuracy of any representation or warranty set forth in Section 1.02(c)(i) shall be determined on the basis set forth in such Section 1.02(c)(i)). As used in this Article I, an "Affiliate" of Parent shall include any direct or indirect subsidiary of Parent and any officer, director or employee of Parent or any such subsidiary. As used in this Article I, an "Indemnifying Party" shall mean, with respect to any Loss, the person or persons that have agreed to indemnify and hold harmless Parent and its Affiliates with respect to such Loss pursuant to
Section 1.02(b), 1.02(c), 1.02(d) or 1.02(e), as provided below.

          (b) Each Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Indemnitee (such term and each other term used herein but not defined in the Merger Agreement shall have the meaning assigned to it in
Article VIII or elsewhere in this Agreement) from and


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against any and all Losses (other than Losses relating to Taxes, for which indemnification provisions are set forth in Section 1.02(d)) incurred by such Indemnitee which arise out of or in connection with:

          (i) any inaccuracy in, or any breach of, any representation or warranty of such Stockholder contained in Article VII of this Agreement or in any schedule to this Agreement delivered by such Stockholder;

          (ii) the failure by such Stockholder to perform any covenant, agreement, obligation or undertaking in this Agreement or in any schedule to this Agreement delivered by such Stockholder; and

          (iii) any and all actions, suits, proceedings, demands, assessments, judgments, damages, awards, costs and expenses (including fees) incident to any of the foregoing or incurred in connection with the enforcement of the rights of any Indemnitee with respect to the foregoing.

          (c) Each Stockholder agrees, severally and not jointly, to indemnify and hold harmless, from and after the Effective Time, each Indemnitee from and against any and all Losses (other than Losses relating to Taxes, for which indemnification provisions are set forth in Section 1.02(d)) incurred by such Indemnitee which arise out of or in connection with:

          (i) any inaccuracy in, or any breach of, any representation or warranty of the Company contained in the Merger Agreement, or in the Company Disclosure Schedule or any certificate delivered by the Company pursuant to or in connection with the transactions contemplated thereby (it being agreed that for purposes of determining the existence of any such inaccuracy or breach, all such representations and warranties of the Company that are directly or indirectly qualified as to materiality shall be deemed to be not so qualified);

          (ii) the failure by the Company to perform any covenant or agreement in the Merger Agreement or in any certificate, instrument, document or agreement delivered by the Company pursuant to or in connection with the Merger Agreement, in each of the above cases which is required to be performed at or prior to the Effective Time; and

          (iii) any and all actions, suits, proceedings, demands, assessments, judgments, damages, awards, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing or incurred in


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     connection with the enforcement of the rights of any person indemnified under this Section with respect to the foregoing.

          (d) (i) Each Stockholder agrees, severally and not jointly, to indemnify and hold harmless, from and after the Effective Time, each Indemnitee from and against, (A) all liability for Taxes (as a result of Treasury regulation Section 1.1502-6 or any comparable provision of state, local or foreign Tax law) of any person other than the Company or any of its subsidiaries which at any time prior to the Closing is or has ever been affiliated with the Company or any of its subsidiaries or with which at any time prior to the Closing the Company or any of its subsidiaries joins or has ever joined or is or has ever been required to join in filing any affiliated, consolidated, combined, unitary or aggregate Tax Return; (B) all liability for Taxes that result from the Company's (or any of its subsidiaries') failure to withhold from amounts paid by the Company or any of its subsidiaries prior to the Closing Date; (C) all liability for Taxes of the Company or any of its subsidiaries for any Post-Closing Tax Period that result by reason of the application in a Pre-Closing Tax Period of Section 481 of the Code or any comparable provisions of state, local, domestic or foreign Tax law, except to the extent attributable to a change from the cash method of accounting to the accrual method of accounting; (D) all liability for Taxes of the Company as a result of a breach of a representation or warranty set forth in Section 3.07 of the Merger Agreement; (E) all liability for Taxes required to be paid after the Closing Date by the Company or any of its subsidiaries under any Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written) to which the Company or any of its subsidiaries is or was a party prior to the Closing; and (F) all liability for reasonable legal and accounting fees and expenses for or with respect to any item in clause (A), (B), (C), (D) or (E) above.

          (e) Each Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Indemnitee from and against all costs and expenses incurred by the Company or any of its subsidiaries relating to the pursuit or consummation of the Merger, including all attorneys' fees, brokers' fees, accountants' fees and consultants' fees related thereto other than (i) costs and expenses related to Taxes for which indemnification provisions are set forth in
Section 1.02(d) of this Agreement and (ii) any amount deducted from the aggregate purchase price pursuant to Section 2.01(c) of the Merger Agreement.

          (f) As between the Parent and the Stockholders (collectively, the "Interested Parties"), for the purposes


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of the indemnity provided in this Section 1.02, any Losses hereunder shall be determined on the basis of the net effect after giving effect to any actual cash payments, setoffs or recoupment or any payments in each case actually received, realized or retained by the Indemnitee as a result of any event giving rise to a claim for such indemnification. The amount of any Losses for which indemnification is provided hereunder shall be net of any amount actually recovered by the Indemnitee under insurance policies with respect to such Losses. To the extent that an Indemnitee (or its Affiliate) has rights under insurance policies or similar rights in respect of any Loss it shall use its reasonable efforts to exercise such rights. Except as set forth on Schedule I hereto, no claim for indemnification under this Article I shall be brought by Parent unless and until the aggregate amount of all claims for indemnification under this Article I exceeds $250,000, and then only to the extent of any such excess.

          (g) As between the Interested Parties, all Losses (including Losses relating to Taxes) under this Article I shall be calculated in a manner such that the net after-Tax effect of the indemnification payment received by an Indemnitee equals the net after-Tax Loss (including any Loss relating to Taxes) suffered or payable by such Indemnitee for which such indemnification payment is being made. Without limiting the generality of the foregoing, for the purposes of the indemnity provided in this Section 1.02, all Losses (including Losses relating to Taxes) hereunder shall be increased to take into account any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of such indemnification payment and shall be decreased to reflect any net Tax benefit to the Indemnitee. Any indemnification payment under this Agreement shall be treated as an adjustment to purchase price.

          SECTION 1.03. Third-Party Claims. (a) If a claim by a third party (a "Third Party Claim") is made against Parent or any of its affiliates arising out of a matter for which Parent or such affiliate is entitled to be indemnified pursuant to Section 1.02, Parent shall promptly notify the Representative in writing of such claim. The failure to notify promptly the Representative hereunder shall not relieve the Stockholders of their obligations hereunder except to the extent (and only to the extent) that the Stockholders are actually and materially prejudiced by such failure. In no event shall the Stockholders be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.


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          (b) The Stockholders shall be entitled to participate in the defense of a Third Party Claim, individually or jointly, through their counsel, at their own expense.

          (c) So long as the Stockholders are participating in the defense of a Third Party Claim in good faith, Parent shall reasonably cooperate with such Stockholders by providing records and information that are reasonably relevant to such Third Party Claim. Parent shall not settle, compromise, admit to liability or confess to judgment with respect to any Third Party Claim without the written consent of the Representative, which consent will not be unreasonably withheld or delayed. No such consent will be required if Parent agrees in writing to forego all claims for indemnification from the Stockholders with respect to such Third Party Claim, or Parent reasonably believes itself to be potentially or actually exposed to Losses in excess of amounts reasonably expected to be received from the Stockholder or to non-monetary remedies; provided, however, that Parent uses reasonable efforts to obtain in such settlement a release of the Stockholders and the Company with respect to all such Third Party Claims.

          SECTION 1.04. Termination of Indemnification. The Escrow Fund shall be held by the Escrow Agent on the terms and subject to the conditions set forth herein until, and the obligations of any Stockholders to any Indemnitee pursuant to this Agreement shall terminate at, the close of business on the first anniversary of the Effective Time (the "Expiration Date"), except that, solely with respect to such amount, if any, as provided in Section 3.07, to be retained to satisfy any Indemnity Claims with respect to matters not absolute as to liability or not liquidated as to amount at such date but with respect to which Parent shall have given the notice described in Section 3.01 hereof, the Escrow Fund shall be so held, and the obligations of the Stockholders hereunder shall continue solely until such time as such liability is determined pursuant to the provisions hereof. Parent shall provide written notice of the Effective Time promptly following the occurrence thereof.

          SECTION 1.05. Sole and Exclusive Remedy Against the Stockholders. (a) Subject to Section 1.05(b) and notwithstanding any other provision of this Agreement to the contrary, claims against the Escrow Fund pursuant to Article III constitute the Indemnitee's sole and exclusive remedy for damages and relief against the Stockholders or any of their respective affiliates, and Parent agrees that no suit, action or proceeding may be brought against any Stockholder or any of such Stockholder's affiliates by any Indemnitee, in each case with respect to any Losses or any other matters herein or arising out of the Merger or the


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Merger Agreement or any certificate or other document delivered pursuant thereto or in connection therewith.

          (b) The limitations set forth in Section 1.05(a), including with respect to the bringing of any suit, action or proceeding, shall not apply to any Stockholder with respect to, but only with respect to, Losses that constitute Excess Losses (as defined below) and that (i) arise out of and relate solely to any fraud committed by such Stockholder or (ii) are included within an Indemnity Claim certificate delivered pursuant to Section 3.01 on or prior to June 30, 2000 and arise out of and relate solely to any fraud committed by the Company. "Excess Losses" means Losses that would be payable out of the Escrow Fund pursuant to the provisions of this Agreement but for the fact that the Escrow Fund has been fully depleted at the time such payment would otherwise be made.


                                   ARTICLE II

                          Appointment of Escrow Agent;
                               Creation of Escrow

          SECTION 2.01. Appointment of Escrow Agent. Parent and the Representative hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as depository and administrator of the Escrow Fund, upon the terms and conditions set forth below.

          SECTION 2.02. Creation of Escrow Fund; Deposit of Escrow Shares. (a) Pursuant to the Merger Agreement, at the Effective Time Parent shall deposit (on behalf of the Stockholders with the same effect as if Parent had delivered such shares to the Stockholders and the Stockholders had delivered such shares to the Escrow Agent) in escrow with the Escrow Agent, as escrow agent, a stock certificate or certificates representing the Escrow Shares which shall be registered in the name of the Escrow Agent, as escrow agent hereunder, or in the Escrow Agent's discretion, into the name of its nominee. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Fund. The Escrow Fund shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement. The number of Escrow Shares beneficially owned by each Stockholder is set forth in Schedule 2.04 attached hereto. The Stockholders hereby authorize Parent to deliver directly to the Escrow Agent all dividends and other distributions paid in Parent Common Stock made in respect of any Escrow Shares held in the Escrow Fund, all of which dividends and distributions (excluding cash dividends or distributions of property (other than securities)) shall


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be added to and become part of the Escrow Fund held for the respective
Stockholders on account of whose shares such dividends or distributions were paid. Any cash dividends or distributions of property (other than securities) received by the Escrow Agent in respect of the Escrow Fund shall not be added to the Escrow Fund, but shall be promptly paid by the Escrow Agent to the Stockholders according to the Escrow Shares held by it for each Stockholder. Parent, upon depositing the Escrow Shares (and upon depositing any dividends and other distributions made in respect of the Escrow Shares which are paid in securities) with the Escrow Agent in the Escrow Fund, as hereinabove provided, shall deliver to the Escrow Agent three copies of a schedule, signed by an officer of Parent, identifying the securities being deposited by Parent in the Escrow Fund, two copies of which schedule shall be countersigned by an appropriate officer of the Escrow Agent, acknowledging the deposit of such securities in the Escrow Fund, and returned by the Escrow Agent to Parent and the Representative. The Escrow Agent shall hold the Escrow Fund in a separate account and shall invest such account (to the extent of any cash held therein) and disburse such account as hereinafter provided. The Escrow Fund, less any amounts therefrom disbursed to Parent, shall be disbursed by the Escrow Agent to the Stockholders on or after the Expiration Date in accordance with the provisions of this Agreement.

          (b) If any dividends or distributions made on or in respect of the Escrow Shares that are required to be deposited by the Escrow Agent in the Escrow Fund as provided pursuant to clause (a) above are received by any Stockholder prior to the release of such Escrow Share to such Stockholder in accordance with the provisions of this Agreement, such dividends or distributions shall not be commingled by such Stockholder with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Escrow Agent and shall be forthwith delivered to the Escrow Agent in the same form as so received (with any necessary endorsement). The Escrow Agent shall have no responsibility to compel the delivery of such dividends or other distributions.

          (c) Parent and each Stockholder acknowledge and agree that, to the extent and so long as any of the Escrow Shares are held by the Escrow Agent hereunder, Parent shall have, as of and from the date such Escrow Shares are received by the Escrow Agent, a perfected first priority security interest in such Escrow Shares to secure the payment of the amount, if any, payable by a Stockholder pursuant to Article I of this Agreement. In connection therewith, each Stockholder expressly agrees (i) that the Escrow Agent shall perfect Parent's first priority security interest in the Escrow Shares, (ii) to execute and deliver


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such instruments as Parent may from time to time reasonably request for the purpose of evidencing and perfecting such security interest and (iii) to execute and deliver such instruments as Parent and the Representative may from time to time reasonably request for the purpose of evidencing the release of such security interest with respect to any Escrow Shares distributed to the Stockholders in accordance with the provisions of this Agreement. In the event that any cash portion of the Escrow Shares is invested pursuant to Section 4.01, the Escrow Agent shall take all actions necessary, including, but not limited to, appropriate identification on the Escrow Agent's books and records, to ensure that all such investments are deemed held by the Escrow Agent as Parent's agent for the purpose of perfecting Parent's first-priority security interest therein.

          SECTION 2.03. Stockholder Rights. While any Escrow Shares are held in escrow in the Escrow Fund, and pending the disbursement thereof to Parent or the Stockholders, as the case may be, in connection with any disbursement of property from the Escrow Fund in accordance with Article III hereof, the Stockholders will have all rights with respect thereto (including, without limitation, the right to vote such shares), except (i) the right of possession thereof, (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such Escrow Shares or any interest therein and (iii) the right to receive any dividends or other distributions in respect thereof paid in securities. The Escrow Agent grants a proxy to the Stockholders to the extent necessary for them to vote their Escrow Shares. The Parent shall deliver any stockholder communications directly to the Stockholders, and the Escrow Agent shall not be responsible for voting with regard to the Escrow Shares. The Escrow Agent shall be under no obligation to exercise rights in the Escrow Shares, and shall be responsible for only reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement.

          SECTION 2.04. Stockholder Percentage Interest in Escrow Fund. Attached hereto as Schedule 2.04 is a schedule listing each Stockholder, such Stockholder's address and Social Security or other tax identification number, the number of Escrow Shares delivered to the Escrow Agent at the Effective Time on behalf of such Stockholder, and each Stockholder's percentage interest in the Escrow Fund. At the time of its delivery to the Escrow Agent of any shares of Parent Common Stock, Parent shall notify the Escrow Agent of the Stockholder's account for which such shares are delivered.


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                                   ARTICLE III

                            Distributions from Escrow

          SECTION 3.01. Claims by Parent. In the event of the occurrence of an event that Parent asserts (on or prior to the Expiration Date) constitutes a Loss against which an Indemnitee is entitled to indemnification pursuant to
Article I of this Agreement (each an "Indemnity Claim"), Parent shall notify the Representative and the Escrow Agent promptly (and in any event on or prior to the Expiration Date) of such event, and shall deliver for receipt by the Escrow Agent a certificate signed by an officer of Parent: (1) stating the aggregate amount of Parent's Losses or a good faith estimate thereof and (2) specifying in reasonable detail and with reasonable specificity the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued or arose, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other matter to which such item is related.

          SECTION 3.02. Claims Not Disputed by Representative. If, within 20 business days after receipt of the notice described in Section 3.01 hereof, the Representative does not give the notice provided for in Section 3.03 hereof, Parent shall be entitled to make written demand upon the Escrow Agent that it retain for future return to Parent as and when the amount of the Loss is determined pursuant to the provisions hereof, if it is not then determined, or that it then disburse to Parent, if the amount of the Loss has then been determined, a number of Escrow Shares having a value equal to the lesser of (i) the full amount set forth in the notice described in Section 3.01 (plus the value of all securities held in the Escrow Fund which constitutes, or arose in respect of, dividends and distributions on such Escrow Shares) and (ii) the entire Escrow Fund. For purposes of this Agreement, the value of each Escrow Share returned to Parent in satisfaction of Indemnity Claims shall be equal to the Closing Date Average Closing Price, as certified by Parent in its Indemnity Claim.

          SECTION 3.03. Claims Disputed by the Representative. If the Representative disputes an Indemnity Claim described in a notice from Parent given pursuant to Section 3.01 hereof, or the amount that Parent is claiming on account of such Indemnity Claim, the Representative shall, within 20 business days after his receipt of such notice given by Parent, notify the Escrow Agent and Parent of such dispute in writing, setting forth the basis therefor in reasonable detail, based on his then good faith belief (the "Dispute Notice"). In the event the Representative


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disputes the entire Indemnity Claim, the Escrow Agent shall not distribute any amount with respect thereto until the Escrow Agent receives a written agreement signed by the Representative and Parent stating the amount to which Parent is entitled in connection with such Indemnity Claim, or delivery of a copy of the final decision of the majority of the arbitrators made in accordance with
Section 3.05 setting forth instructions to the Escrow Agent as to the distribution of Escrow Shares, if any, that shall be made with respect to any disputed claim (the "Arbitration Award"), at which time the Escrow Agent shall disburse to Parent the lesser of (i) a number of Escrow Shares having a value (determined in accordance with the final sentence of Section 3.02 hereof) equal to the amount set forth in such agreement or Arbitration Award (plus the value of all securities held in the Escrow Fund which constitutes, or arose in respect of, dividends and distributions on such Escrow Shares) and (ii) the entire Escrow Fund.

          SECTION 3.04. Claims Disputed by Representative in Part. In the event the Representative notifies the Escrow Agent that it disputes part of, but not all of, an Indemnity Claim, the Escrow Agent shall, if the amount is undetermined, retain, or, if the amount is determined, distribute to Parent, the lesser of (i) a number of Escrow Shares having a value (determined in accordance with the last sentence of Section 3.02 hereof) equal to an amount attributable to that portion of the Indemnity Claim which is not disputed by the Representative (together with the value of all securities held in the Escrow Fund which constitutes, or arose in respect of, dividends and distributions on such Escrow Shares) and (ii) the entire Escrow Fund. The Escrow Agent shall not distribute any amount with respect to the balance of the Indemnity Claim except in accordance with the procedures set forth in Section 3.03.

          SECTION 3.05. Arbitration. If the Representative disputes an Indemnity Claim described in a notice from Parent given pursuant to Section 3.01 hereof, or the amount that Parent is claiming on account of such Indemnity Claim (the "Contested Amount"), the matter shall be settled by binding arbitration in Wilmington, Delaware. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). If the Representative and Parent are unable to resolve any such dispute within 45 days after delivery of the Dispute Notice, the Representative and Parent shall each designate one arbitrator within 15 days after the termination of such 45- day period. The Representative and Parent shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 70 days of delivery of the Dispute Notice,


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the third arbitrator shall be appointed in accordance with the AAA Rules and
(ii) if either the Representative or Parent fails to timely designate an arbitrator, an arbitrator shall be appointed in accordance with AAA Rules. Parent shall notify the Escrow Agent and the Representative of the selection of arbitrators pursuant to this Section 3.05 within three business days after the appointment of the last of such arbitrators, and a summary of the dispute being submitted to such arbitrators. The non-prevailing party shall pay the fees and expenses of the three arbitrators. The Representative and Parent shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 30 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether Parent is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Representative, Parent and the Escrow Agent in writing and shall constitute the conclusive determination of the issue in question binding upon the Representative, the Stockholders and Parent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

          SECTION 3.06. Notice To Withhold on Expiration Date; Distribution Following Expiration Date. (a) On or prior to the Expiration Date, Parent shall notify the Escrow Agent and the Representative of the amount, if any, to be retained after the Expiration Date on account of Indemnity Claims with respect to which Parent has given the notice specified in Section 3.01 hereof which are not, at such time, absolute as to liability or liquidated as to amount, such notice to contain the information specified in Section 3.01 to the extent it requires supplementation or change based on Parent's then knowledge, whereupon the Escrow Agent shall retain Escrow Shares having a value (determined in accordance with Section 3.02 hereof) equal to the amount set forth in the notice given by Parent pursuant to this Section 3.06(a) (plus the value of all shares held in the Escrow Fund which constitute, or arose in respect of, dividends and distributions on such Escrow Shares); provided, however, that such amount shall not exceed the sum (without duplication) of (x) the aggregate amount of all unresolved Contested Amounts, (y) the aggregate amount of all Indemnity Claims that are not Contested Amounts but have not been satisfied pursuant to Section
3.02 and (z) the aggregate amount of all Indemnity Claims not disputed by the Representative but as to which the 20 business day period provided in Section
3.02 has not then elapsed. In the event Parent does not timely provide the notice required by this Section 3.06(a) all remaining property held in the Escrow


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Fund shall be distributed by the Escrow Agent to the Stockholders promptly after the Expiration Date.

          (b) As soon as practicable following the Expiration Date, such number of Escrow Shares (including any fractional shares) and such other property as shall remain in the Escrow Fund, less all Escrow Shares required by Parent to be retained in the Escrow Fund pursuant to notice given under clause (a) of this
Section 3.06, shall be released from the provisions of this Agreement, submitted by the Escrow Agent to Parent's transfer agent for transfer, and, upon return, distributed promptly by the Escrow Agent to the Stockholders, in the proportions indicated on Schedule 2.04, by first class mail or expedited courier service to each Stockholder at the address indicated on such Schedule, or such other address as shall have been specified in a written notice to the Escrow Agent from the relevant Stockholder or the Representative, with any cash amounts paid in the form of a check issued by and drawn on the Escrow Agent.

          SECTION 3.07. Retention of Escrow Fund After Expiration Date. Upon receipt of a notice pursuant to Section 3.06(a) hereof, the Escrow Agent shall continue to hold after the Expiration Date, with respect to each Indemnity Claim included in such notice, the amount specified by such notice in respect of such Indemnity Claim until such time as the Escrow Agent receives a written agreement signed by the Representative and Parent stating the amount, if any, which Parent is entitled to receive from the Escrow Fund in connection with such Indemnity Claim, or a copy of an Arbitration Award with respect to such Indemnity Claim, at which time the Escrow Agent shall return to Parent's transfer agent, with respect to such Indemnity Claim, Escrow Shares having a value (determined in accordance with the final sentence of Section 3.02 hereof) equal to the amount specified in such agreement or Arbitration Award (plus the value of all securities held in the Escrow Account which constitutes, or arose in respect of, dividends and distributions on such Escrow Shares) and shall distribute to the Stockholders, in the proportions indicated on Schedule 2.04, such property, if any, which the Escrow Agent was holding after the Expiration Date pursuant to
Section 3.06(a) by reason of such Indemnity Claim and which is in excess of the amount so distributed to Parent with respect thereto; provided, however, that, to the extent the distribution of such property from the Escrow Fund to the Stockholders would cause the value of the property remaining in the Escrow Fund after such distribution to fall below the amount (as stipulated in Parent's
Section 3.06(a) notice) of all still unresolved Indemnity Claims identified in the Section 3.06(a) notice, such property shall be retained by the Escrow Agent in the Escrow Fund and shall be available for distribution to Parent upon the resolution of any unresolved Indemnity Claims, and such property shall not be distributed to the Stockholders until such time, if any, as such distribution can be made without causing the value of all property remaining in the Escrow Fund to fall below the amount of all remaining unresolved Indemnity Claims identified in the Section 3.06(a) notice.

          SECTION 3.08. Allocation of Shares Distributed to Parent. In the event Escrow Shares are retained by the Escrow Agent or distributed to Parent pursuant to any provisions of this Article III, such Escrow Shares shall be taken from the Escrow Shares deposited by each Stockholder in proportion to such Stockholder's percentage interest in the Escrow Fund as set forth on Schedule
2.04. In distributing the Escrow Fund hereunder to satisfy an Indemnity Claim or to distribute the balance of the Escrow Fund, as the case may be, the Escrow Agent shall round down the number of shares representing each Shareholder's portion of the Escrow Fund being delivered to the Parent or to a Shareholder, as the case may be, so that only a whole number of shares are distributed.


                                   ARTICLE IV

                   Investment of Escrow Deposit and Accounting

          SECTION 4.01. Investment of Escrow Fund. All cash held in the Escrow Fund shall be invested by the Escrow Agent in an insured, interest-bearing money market account, or in such other investments as Parent and the Representative may agree in a writing delivered to the Escrow Agent. All interest and other income earned on the Escrow Fund shall be added to and become part of the Escrow Fund, and the distribution thereof shall be subject to the terms of this Agreement. Any losses on investments will be debited to the Escrow Fund, and the Escrow Agent shall have no liability for investment losses, including losses on investments required to be liquidated before maturity in order to make a required distribution from the Escrow Fund.

          SECTION 4.02. Accounting. In the event cash is held in the Escrow Fund, the Escrow Agent shall supply a written account to Parent and the Representative at the end of each month prior to the Expiration Date in which there is cash in the Escrow Fund (and thereafter to the extent any amounts remain in escrow pursuant to Section 3.07 hereof) listing all transactions with respect to the Escrow Fund during the immediately preceding month.

          SECTION 4.03. Sale Instructions. (a) In connection with any sale of the Escrow Shares pursuant to

Section 5.03(d) or Section 6.01(d) of this Agreement for purposes of paying fees pursuant to such Sections, the Escrow Agent shall receive and be entitled to rely upon, prior to taking any action in that regard, written direction from the Representative as to the manner and method to be undertaken in carrying out such sale, including without limitation written direction (i) identifying the number of Escrow Shares to be sold, (ii) identifying the brokerage firm the Representative requests to be used or instructing the Escrow Agent to use its affiliated brokerage service and (iii) setting forth any necessary or special instructions with respect to the sale (including any stop loss or minimum price per share instruction); and Parent shall execute and deliver any instruments reasonably required by the Escrow Agent in order to carry out such sale or liquidation.

          (b) The Escrow Agent shall have no responsibility in connection with such sale other than to make delivery of the Escrow Shares to the selected brokerage firm, with instructions (including any special instructions provided by the Representative), and to receive and deposit into the Escrow Fund (to be administered and distributed in accordance with this Agreement) any net sale proceeds received therefrom. The Escrow Agent shall have no liability for any actions or omissions of any such brokerage firm, and shall have no liability for the price or execution achieved. Without limiting the generality of the foregoing, the Representative expressly acknowledges that (a) the Escrow Shares may need to be sent to a transfer agent to be reissued in saleable form, (b) the Escrow Shares may be subject to transfer restrictions that may limit their marketability and impose restrictions upon the number or types of purchasers to whom they can be offered or sold and (c) the Escrow Agent shall have no liability for any failure or delay (or any price change during any such delay) on the part of the Representative or any transfer agent, or caused by any necessary registration or delivery procedures, or compliance with any applicable transfer restrictions, involved in the transfer of such Escrow Shares.

          (c) The net sale proceeds of any such sale of Escrow Shares received by the Escrow Agent shall be apportioned among the Stockholders on a pro rata basis as set forth in Schedule 2.04 less a $5.00 per Stockholder fee for the proration of the net sales price and individual 1099-B Reporting (the "Sales Administration Fee"). The Sales Administration Fee shall be assessed each day a sale is effected until the total number of shares specified in a written direction from the Representative are sold.

          SECTION 4.04. Tax Reporting. The parties hereto agree that, for Tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund shall be allocable to the Stockholders in the proportions set forth at Schedule
2.04 as such proportions may be modified due to the receipt by the Escrow Agent of any additional shares of Parent Common Stock.

          SECTION 4.05. Certification of Tax Identification Number. The Representative agrees to provide the Escrow Agent with each Stockholder's certified Tax identification number on a completed and executed Form W-9 (or Form W-8, in the case of non-U.S. persons), to deliver such Form W-9s (or Form W-8s, in the case of non-U.S. persons) to the Escrow Agent within 30 days from the date hereof. The Representative has advised the Stockholders that, in the event their Tax identification numbers are not certified to the Escrow Agent, the Code may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund in accordance with the Code.


                                    ARTICLE V

                    Representative; Successor Representative

          SECTION 5.01. Appointment of Representative. (a) Each of the Stockholders hereby irrevocably constitutes and appoints Jerry Colonna as such Stockholder's true and lawful agent and attorney-in-fact to act on such Stockholder's behalf with respect to any and all Indemnity Claims. In such representative capacity, Jerry Colonna, or any person who shall succeed in such representative capacity pursuant to the terms of this Agreement, is referred to in this Agreement as the "Representative". The Representative shall take, and the Stockholders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Stockholders, as fully as if the Stockholders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Parent and its representatives regarding such claims, dealing with Parent and the Escrow Agent under this Agreement with respect to all matters arising under this Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. Parent and the Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of the Stockholders. The Representative shall have reasonable access to information of and concerning any Indemnity Claim and which is in the possession, custody or control of the Company and the reasonable assistance of the Company's officers and employees for purposes of performing the Representative's duties under this Agreement and exercising its rights under this Agreement, including for the purpose of evaluating any Indemnity Claim against the Escrow Fund by Parent; provided that the Representative shall treat confidentially and not disclose any nonpublic information from or concerning any Indemnity Claim to anyone (except to the Representative's attorneys, accountants and other advisers, to former stockholders of the Company whose shares are held in escrow pursuant to this Agreement, to the arbitrators appointed to resolve disputes pursuant to this Agreement, and on a need- to-know basis to other individuals who agree to keep such information confidential).

          (b) Each Stockholder hereby ratifies and confirms, and hereby agrees to ratify and confirm, any action taken by the Representative in the exercise of the agency and power of attorney granted to the Representative pursuant to this
Section 5.01, which agency and power of attorney, being coupled with an interest, is irrevocable and a durable agency and power of attorney and shall survive the death, incapacity or incompetence of such Stockholder.

          (c) Each Stockholder agrees and acknowledges that the Representative shall represent and bind all the Stockholders and that Parent and the Escrow Agent shall be entitled to rely exclusively on the Representative for all purposes specified herein, and that no suit, action or proceeding may be brought against Parent, the Escrow Agent or any of their respective affiliates by any Stockholder with respect to any matter herein that is to be effected by the Representative.

          (d) Until notified in writing by the Representative that he has resigned or by a majority in interest of the Stockholders that he has been removed, the Escrow Agent may act upon the directions, instructions and notices of the Representative who is an original party to this Agreement, and thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Stockholders filed with the Escrow Agent.

          SECTION 5.02. Reliance. In the performance of his duties hereunder, the Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Stockholder or Parent. The Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

          SECTION 5.03. Liability. (a) If the Representative is required by the terms hereof to determine the occurrence of any event or contingency, the Representative shall, in making such determination, be liable to the Stockholders only for his proven bad faith or wilful misconduct, as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of business. In determining the occurrence of any such event or contingency, the Representative may request from any of the Stockholders or any other person such reasonable additional evidence as the Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Stockholders, and the Representative shall not be liable to any Stockholder for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence requested by him.

          (b) The Representative is authorized, in his sole discretion, to comply with final, nonappealable orders issued or process entered by any court of competent jurisdiction with respect to the Escrow Fund. If any portion of the Escrow Fund is disbursed to the Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon him without the need for appeal or other action; and if the Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Stockholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (c) In no event shall the Representative be liable to any Stockholder for incidental, indirect, special, consequential, or punitive damages.

          (d) The Representative shall be entitled to reimbursement on demand out of the Escrow Fund for expenses in an aggregate amount not to exceed $2,000,000 that are incurred in connection with his performance hereunder. If the aggregate amount of such expenses exceeds $2,000,000, then each Stockholder shall be liable for its proportionate percentage of the expenses (including reasonable attorneys' fees) paid or incurred by the Representative that exceeds $2,000,000. Following all distributions of the Escrow Fund required to be made to Parent under the terms of this Agreement, if any, the Representative shall be entitled, but not limited to, reimbursement of any such expenses from the Escrow Fund prior to any distribution thereof to the Stockholders.

          SECTION 5.04. Successor Representative. If Jerry Colonna resigns (by giving at least 60 days' written notice of such resignation to Parent and the Escrow Agent) or dies or becomes incapable of continuing to act as the Representative for any reason, a successor Representative shall be appointed by a writing signed by Stockholders holding in the aggregate a majority of the Stockholders' interest in the Escrow Fund, such appointment to become effective upon the delivery of executed counterparts of such writing to Parent and the Escrow Agent, together with an acknowledgment signed by the successor Representative named in such writing that he or she accepts the responsibility of successor Representative and agrees to perform and be bound by all provisions of this Agreement applicable to the Representative. Pending the election of a successor Representative, the Stockholder that owns the largest number of Escrow Shares immediately following the Effective Time (excluding the former Representative) shall act as the interim Representative. Failing such appointment, the Escrow Agent or any Stockholder may apply to a court of competent jurisdiction for the appointment of a successor Representative.

          SECTION 5.05. Removal of Representative. Stockholders who in the aggregate hold at least a majority of the Stockholders' interest in the Escrow Fund shall have the right at any time during the term of this Agreement to remove the then-acting Representative and to appoint a successor Representative; provided, however, that neither such removal of the then acting Representative nor such appointment of a successor Representative shall be effective until the delivery to Parent and the Escrow Agent of executed counterparts of a writing signed by each such Stockholder with respect to such removal and appointment, together with an acknowledgment signed by the successor Representative appointed in such writing that he or she accepts the responsibility of successor Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Representative.

          SECTION 5.06. Authority of Successor Representative. Each interim and successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original

Representative, and the term "Representative" as used herein shall be deemed to include any interim or successor Representative.

          SECTION 5.07. Notices. Any notices given by Parent or the Escrow Agent while there is no Representative shall be sufficiently given if given to the other, with a copy provided directly to the Stockholder holding the largest number of Escrow Shares immediately following the Effective time (excluding the former Representative) pursuant to Schedule 2.04. A copy of all such notices shall be delivered to the successor Representative upon his or her appointment and he or she shall have 30 days thereafter to take such actions as may be required under the terms of this Agreement in connection with any such notice.


                                   ARTICLE VI

                                  Escrow Agent

          SECTION 6.01. Escrow Agent Duties, Protections, Indemnifications, Etc.
(a) The other parties hereto acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making any investigation into the facts or matters set forth therein or otherwise determining the accuracy or rightfulness thereof; and (iv) may consult counsel satisfactory to it, including in-house counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

          (b) Neither the Escrow Agent nor any of its directors, officers or employers shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct.

Parent and the Stockholders as a group, in proportion to their respective percentage interests in the Escrow Fund, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          (c) The Stockholders, severally and not jointly, in proportion to their respective percentage interests in the Escrow Fund, agree to assume any and all obligations imposed now or hereafter by any applicable Tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other Taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement.

          (d) Parent, on the one hand, and the Stockholders, on the other hand, agree to each pay or reimburse one-half of the Escrow Agent's fees and expenses (up to an aggregate $1,800) for any legal fees and expenses incurred in connection with the preparation of this Agreement and to each pay one-half of the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached as Schedule 6.01(d) hereto, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder. The Escrow Agent may deduct each Stockholder's portion of such fees and expenses from the Escrow Fund.

          (e) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own negligence, bad faith or wilful misconduct in breach of this Agreement.

          (f) The provisions of paragraphs (b), (c) and (d) of this Section 6.01 shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

          SECTION 6.02. Disputes. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any party hereto with respect to the Escrow Fund which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action at its sole discretion and election until such time as there has been a final determination of the rights of Parent and the Representative with respect to the Escrow Fund (or relevant portion thereof). For purposes of this Section 6.02, there shall be deemed to have been a final determination of the rights of Parent and the Representative with respect to the Escrow Fund (or relevant portion thereof) at such time as the Escrow Agent shall receive (i) an executed counterpart of an agreement between the Representative and Parent or (ii) a copy of an Arbitration Award, which provides for the disposition of the Escrow Fund (or relevant portion thereof).

          SECTION 6.03. Resignation. The Escrow Agent may at any time resign and be discharged of the duties imposed hereunder (but without prejudice for any liability for bad faith, gross negligence or wilful misconduct hereunder) by giving notice to the Representative and Parent at least 60 business days prior to the date specified for such resignation to take effect, in which case, upon the effective date of such resignation:

          (a) all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by Parent and the Representative, whereupon the Escrow Agent's obligations hereunder shall cease and terminate;

          (b) if no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, subject to clause (c) below; and

          (c) the Escrow Agent's sole responsibility thereafter shall be to (i) keep all property then held by it (and to make the investments as hereinbefore provided) and to account for and deliver the same to the successor escrow agent designated in writing by Parent and the Representative or, if no such successor escrow agent shall have been so designated, in accordance with the directions of an Arbitration Award, and the provisions of Section 6.01(d) and Section 6.01(e) shall remain in effect, or (ii) deposit the Escrow Fund with a court of competent jurisdiction, whereupon its duties hereunder shall terminate.

          SECTION 6.04. Removal of Escrow Agent. Parent and the Representative may, upon at least 30 business days prior written notice to the Escrow Agent executed by each of them, dismiss the Escrow Agent hereunder and appoint a successor. In such event, the Escrow Agent shall promptly account for and deliver to the successor escrow agent named in such notice the then balance of the Escrow Fund, including all investments thereof and accrued income thereon. Upon acceptance thereof and of such accounting by such successor escrow agent, and upon reimbursement to the Escrow Agent of all expenses and other amounts due to it hereunder through the date of such accounting and delivery, the Escrow Agent shall be released and discharged from all of its duties and obligations hereunder, but without prejudice to any liability of the Escrow Agent for its bad faith, gross negligence or wilful misconduct hereunder.


                                   ARTICLE VII

                         Representations and Warranties

          SECTION 7.01. Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

          (a) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated by the Merger Agreement or hereby will violate any Order or any Law applicable to such Stockholder or any of such Stockholder's properties or assets, including such Stockholder's shares of Company Capital Stock.

          (b) The Shares. Such Stockholder's shares of Company Capital Stock set forth opposite such Stockholder's name as Schedule 7.01(b) attached hereto (the "Shares") and the certificates representing such Shares are as of the date of this Agreement held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and such Stockholder owns such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements. Such Stockholder owns of record or beneficially no shares of Company Class A Common Stock, Company Class B Common Stock or Company Series A Preferred Stock other than such Stockholder's Shares and shares of Company Class B Common Stock issuable upon the exercise of Stock Options.

          SECTION 7.02. Representation and Warranty of Parent. Parent hereby represents and warrants to such Stockholders as follows:

          (a) Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, when executed and delivered by the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will violate any Order or any Law applicable to Parent or any of Parent's properties or assets.


                                  ARTICLE VIII

                                  Miscellaneous

          SECTION 8.01. Term. This Agreement shall continue in force until the final distribution of all amounts held by the Escrow Agent hereunder.

          SECTION 8.02. Notices. (a) All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered and received three business days after it is sent prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

          If to Parent:

          Lycos, Inc.
          400-2 Totten Pond Road
          Waltham, MA 02451
          Attention:  Jeffrey M. Snider
          Tel:  (781) 370-2700
          Fax:  (781) 370-2600

          with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, NY 10019
              Attention:  Robert A. Kindler, Esq.
              Tel:  (212) 474-1000
              Fax:  (212) 474-3700

         If to the Stockholders or the Representative, to the Representative, at:

             Flatiron Partners
             257 Park Avenue South, 12th Floor
             New York, NY 10010
             Attention: Jerry Colonna
             Tel: (212) 228-3800
             Fax: (212) 228-0552

             with a copy to:

             Testa, Hurwitz & Thibeault, LLP
             125 High Street
             Oliver Street Tower
             Boston, MA 02110
             Attention:Michael Conza, Esq.
             Tel: (617) 248-7041
             Fax: (617) 248-7100

             If to the Escrow Agent, to:

             By Overnight or Courier:

             State Street Corporation
             Corporate Trust
             2 Avenue de LaFayette
             Boston, MA 02111-1724

             By Mail:

             State Street Corporation
             Corporate Trust
             P.O. Box 778
             Boston, MA 02102-0778

             Attention: Lycos/Barbados Escrow
             Fax: (617) 662-1463

or, in each case, to such other address as may be specified in writing to the other parties.

          Any party may give any written notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 8.02.

          (b) Wiring Instructions. Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing by the Escrow Agent, in accordance with Section 7.02(a) above).

             If to the Escrow Agent:

             Bank:  State Street Bank & Trust Company
             ABA #: 0110 0002 8

             A/C #: 9903-990-1

             Attn:  Corporate Trust Department
             Ref:   Lycos/Barbados Escrow

          SECTION 8.03. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the parties hereto

(except as contemplated by Article V and Article VI hereof with respect to the successor Representative or any successor escrow agent).

          SECTION 8.04. Governing Law. The parties hereto agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and continued in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any court sitting in the State of Delaware and any court to which an appeal may be taken in any such litigation, provided, however, that the Escrow Agent may in its discretion, bring any action in any court sitting in Boston, Massachusetts and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

          SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

          SECTION 8.06. Headings. The Article and Section headings in this Agreement are for convenience only and do not constitute part of this Agreement.

          SECTION 8.07. Amendment. This Agreement supersedes any prior agreements among the parties relating to the subject matter hereof (except for the Merger Agreement and the documents executed and delivered in connection therewith) and can be amended only by a writing signed by Parent, the Escrow Agent and the Representative or their respective successors in interest.

          SECTION 8.08. Force Majeure. No party hereto shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          SECTION 8.09. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          SECTION 8.10. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

          "Indemnitee" shall mean Parent, any Affiliate of Parent, the Company and any subsidiary of the Company, and their respective successors and assigns.

          "Post-Closing Tax Period" shall mean all taxable periods beginning after the Closing Date and the portion ending after the Closing Date of any taxable period that includes (but does not end on) such day.

          "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day.

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

                                   LYCOS, INC.,

                                     by /s/ Edward M. Philip
                                        -----------------------------------
                                        Name: Edward M. Philip
                                        Title:Chief Operating Officer,
                                              Chief Financial Officer

                                   REPRESENTATIVE,

                                     by
                                         /s/Jerry Colonna
                                        -----------------------------------
                                        Name: Jerry Colonna

                                   STATE STREET BANK AND TRUST COMPANY
                                   as Escrow Agent, as Escrow Agent,

                                     by
                                         /s/Arthur L. Blakeslee
                                        -----------------------------------
                                        Name: Arthur L. Blakeslee
                                        Title: Asst. Vice President

                                   STOCKHOLDERS:

                                    /s/Steven N. Kane
                                   ----------------------------------------
                                   Steven N. Kane


                                    /s/Stuart Roseman
                                   ----------------------------------------
                                   Stuart Roseman


                                    /s/John L. Furse
                                   ----------------------------------------
                                   John L. Furse


                                    /s/David Shnaider
                                   ----------------------------------------
                                   David Shnaider


                                    /s/Lester Wunderman
                                   ----------------------------------------
                                   Lester Wunderman

                                   STEVEN N. KANE IRREVOCABLE
                                   GENERATION-SKIPPING TRUST

                                   By:   /s/Steven N. Kane
                                        -----------------------------------
                                        Name: Steven N. Kane
                                        Title: Trustee

                                   CHASE VENTURE CAPITAL ASSOCIATES,
                                   L.P.

                                   By:  CHASE CAPITAL PARTNERS,
                                        Its General Partner

                                        By:
                                             /s/Jeffrey Walker
                                            -------------------------------
                                            Name: Jeffrey Walker
                                            Title: Managing Partner

                                   THE FLATIRON FUND 1998/99, LLC

                                        By:
                                             /s/Jerry Colonna
                                            -------------------------------
                                            Name: Jerry Colonna
                                            Title: Managing Member

                                   FLATIRON ASSOCIATES, LLC

                                        By:
                                             /s/Jerry Colonna
                                            -------------------------------
                                            Name: Jerry Colonna
                                            Title: Managing Member

                                   SOFTBANK TECHNOLOGY VENTURES IV,
                                   L.P.

                                   By:  STV IV, LLC
                                        Its General Partner

                                        By:
                                             /s/Charles R. Lax
                                            -------------------------------
                                            Name: Charles R. Lax
                                            Title: Partner

                                   SOFTBANK TECHNOLOGY ADVISORS FUND,
                                   L.P.

                                   By:  STV IV, LLC
                                        Its General Partner

                                        By:
                                             /s/Charles R. Lax
                                            -------------------------------
                                            Name: Charles R. Lax
                                            Title: Partner

                                   HIGHLAND CAPITAL PARTNERS IV
                                   LIMITED PARTNERHSIP

                                   By:  HIGHLAND MANAGEMENT PARTNERS
                                        IV LLC
                                        Its General Partner

                                        By:
                                             /s/Daniel Nova
                                            -------------------------------
                                            Name: Daniel Nova
                                            Title: Managing General
                                               Partner

                                   HIGHLAND ENTREPRENEUR'S FUND IV
                                   LIMITED PARTNERSHIP

                                   By:  HIGHLAND ENTREPRENTEUR'S FUND
                                        IV LLC
                                        Its General Partner

                                        By:
                                             /s/Daniel Nova
                                            -------------------------------
                                            Name: Daniel Nova
                                            Title: Managing General
                                               Partner

                                   GENERAL CATALYST, LLC

                                   By:  FC CAPITAL PARTNERS, LLC
                                        Its General Partner

                                        By:
                                             /s/David Fialkow
                                            -------------------------------
                                            Name: David Fialkow
                                            Title: CEO

                                   GAMESVILLE INVESTORS, LLC

                                   By:  FC CAPITAL PARTNERS, LLC
                                        Its General Partner

                                        By:
                                             /s/David Fialkow
                                            -------------------------------
                                            Name: David Fialkow

                                            Title: CEO

                                   THE CIT GROUP/EQUITY INVESTMENTS,
                                   INC.

                                        By:
                                             /s/Mark Vander Veen
                                            -------------------------------
                                            Name: Mark Vander Veen
                                            Title: Vice President

                                   DAVID C. BOHNETT AS TRUSTEE OF THE
                                   DAVID C. BOHNETT LIVING TRUST UNDER
                                   DECLARATION OF TRUST DATED
                                   NOVEMBER 22, 1996

                                        By:
                                             /s/David C. Bohnett
                                            -------------------------------
                                            Name: David C. Bohnett
                                            Title: Trustee

                                                               Schedule I to the
                                                  Indemnity and Escrow Agreement

"Any Losses arising out of the offer letter from the Company to Beatriz Warecki dated September 1, 1999, other than compensation or benefits paid in connection with Ms. Warecki's employment."